UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2019

BLACK RIDGE OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53952	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 North 5th Street, Suite 410

Minneapolis, MN 55403

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:   (952) 426-1241

_______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	ANFC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2019,  Black Ridge Acquisition Corp. (NASDAQ: BRAC), a public acquisition vehicle (“BRAC”) sponsored by Black Ridge Oil & Gas, Inc. (“Black Ridge”), entered into an amendment (the “Amendment”) to the previously announced Agreement and Plan of Merger, dated as of December 19, 2018 (the “Agreement”), by and among BRAC, Black Ridge Merger Sub Corp. (“Merger Sub”), Allied Esports Media, Inc. (f/k/a Allied Esports Entertainment, Inc.) (“AEM”), Noble Link Global Limited (“Noble”), Ourgame International Holdings Ltd. (“Ourgame”), and Primo Vital Ltd. (“Primo”).

A summary of the specific modifications to the Amended Merger Agreement include the following:

The Amendment reduces the closing condition originally contained in the Agreement requiring BRAC to have minimum cash on hand following the proper exercise of conversion rights by the holders of public shares from at least $80,000,000 to $22,000,000. The Agreement also originally provided for BRAC to repay $35,000,000 of indebtedness of AEM and the World Poker Tour (“WPT”) owed to Ourgame in cash at the closing of the transactions (the “Closing”).

Pursuant to the Amendment, the parties agreed that instead of paying the full $35,000,000 in cash at the Closing, BRAC would (i) assume $10,000,000 of the debt obligations of Ourgame and Noble (including an additional $1,200,000 of accrued interest) and (ii) repay Ourgame the remaining balance of $23,800,000 by paying $3,500,000 in cash to Ourgame and its designees, issuing to Ourgame and its designees 2,928,679 shares of BRAC’s common stock and Ourgame retaining $1,000,000 of the proceeds of such loans to pay its transaction expenses incurred in the Merger.

In connection with entering into the Amendment, Black Ridge agreed to transfer an aggregate of 600,000 shares of BRAC’s common stock held by it to Ourgame.

In connection with the execution of the Amendment, the parties entered into an amendment and acknowledgment agreement (“Acknowledgment Agreement”) whereby the terms of the previously issued convertible notes (“Notes”) of Allied Esports and WPT (collectively “AEII/WPT”) whereby bridge holders provided $14 million to be used for the operations of AEII/WPT were amended. Pursuant to the Acknowledgement Agreement, the bridge holders have agreed to defer repayment of the Notes to one year and two weeks following the Closing (the “Maturity Date”). In consideration of agreeing to the deferred repayment, the bridge holders will be paid an additional six months of interest (i.e., a total of 18 months interest) to the extent any bridge holder elects not to convert their Note to equity. BRAC has agreed to assume the debt under the Notes as part of the mergers contemplated by the Agreement, and agreed that the debt will be secured by all of BRAC’s assets following the Closing. Black Ridge has also agreed that it will not make any further transfer of its BRAC securities, subject to certain exceptions, until the debt is repaid. The Notes are convertible at any time by a holder between the Closing and the Maturity Date at the “Conversion Price.” The “Conversion Price” is the lesser of $8.50 per share or the price at which shares are issued to Ourgame or its affiliates in connection with the mergers.

On August 5, 2019, Black Ridge and BRAC also entered into several additional share purchase agreements with several third parties. The form of the Purchase Agreements are the same form of purchase agreement that were previously executed by BRAC on July 17, 2019 with Lyle Berman, a director of Black Ridge and BRAC, and Morris Goldfarb, a stockholder of Black Ridge, as previously reported in the Current Report on Form 8-K filed by BRAC on July 19, 2019. All of such purchase agreements are hereafter collectively referred to as the “Purchase Agreements” and all of the purchasers are hereafter referred to collectively as the “Purchasers.” Pursuant to the Purchase Agreements, the Purchasers have agreed to purchase an aggregate of $18,000,000 of shares of BRAC’s common stock in open market or privately negotiated transactions. If the Purchasers are unable to purchase the full $18,000,000 of shares of common stock in open market or privately negotiated transactions, BRAC will issue to the Purchasers newly issued shares at the Closing at a per-share price equal to the per-share amount held in BRAC’s trust account (currently approximately $10.30 per share), and having an aggregate value equal to the difference between $18,000,000 and the dollar amount of shares purchased by them in the open market or in privately negotiated transactions. One of the agreements also contains certain restrictions on the use of cash from the purchase.

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At the Closing, BRAC has agreed to issue to the Purchasers 1.5 shares of common stock for every 10 shares purchased by them under the Purchase Agreements. Additionally, Black Ridge has agreed to transfer an aggregate of 720,000 shares of BRAC held by it to the Purchasers. Pursuant to the Purchase Agreements, BRAC is required to file a registration statement with the SEC as promptly as practicable following Closing to register the resale of any securities purchased by the Purchasers that are not already registered and cause such registration statement to become effective as soon as possible.

The foregoing summaries of the Amendment and the Acknowledgement Agreement and the Purchase Agreements are qualified in their entirety by reference to such agreements, the forms of which are attached as exhibits to the Current Report on Form 8-K filed by BRAC on August 6, 2019 and the Current Report on Form 8-K filed by Black Ridge on July 17, 2019 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
2.1	Amendment to Agreement and Plan of Merger by and among BRAC, Black Ridge Merger Sub Corp., Allied Esports Media, Inc., Noble Link Global Limited, Ourgame International Holdings Ltd. and Primo Vital Ltd.* (incorporated by reference to Exhibit 2.1 of BRAC’s Current Report on Form 8-K filed with the SEC on August 6, 2019).
10.1	Amendment and Acknowledgement Agreement. (incorporated by reference to Exhibit 10.1 of BRAC’s Current Report on Form 8-K filed with the SEC on August 6, 2019).
10.2	Form of purchase agreement. (incorporated by reference to Exhibit 10.1 of Black Ridge’s Current Report on Form 8-K filed with the SEC on July 19, 2019).

* Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Black Ridge agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK RIDGE OIL & GAS, INC.

	By:	/s/ James Moe
James Moe
Chief Financial Officer

Date: August 6, 2019

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